UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 16, 2010

CHINA INSONLINE CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34113	74-2559866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 42, 4F, New Henry House, 10 Ice House Street, Central, Hong Kong
(Address of Principal Executive)

N/A
(Zip Code)

(011) 00852-25232986
(Registrant's telephone number, including area code):

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 1.02	Termination of a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under and Off-Balance Sheet Arrangement of a Registrant.

Sale of Subsidiaries

On January 27, 2011, China INSOnline Corp., a Delaware corporation (the “Company”), entered into a Share Purchase Agreement with Topology Capital Investment Corporation, a California corporation (the “Buyer”), pursuant to which the Company sold all of its interests in Ever Trend Investment Limited, a Hong Kong limited company and a wholly-owned subsidiary of the Company (“Ever Trend”), to the Buyer in exchange for HK$1.  The sale of Ever Trend included the sale of (1) Run Ze Yong Cheng (Beijing) Technology Co. Ltd., a limited liability company organized under laws of the People’s Republic of China (the “PRC”) and a wholly-owned subsidiary of Ever Trend (“RZYC”), (2) Beijing San Teng Da Fei Technology Development Co. Ltd., a company organized under the laws of the PRC and a variable interest entity controlled by RZYC, and (3) Guang Hua Insurance Agency Company Limited, a limited liability company organized under the laws of the PRC.  (See chart below.)  On the date of sale, Ever Trend, its subsidiaries and indirect variable interest entity, had an immaterial amount of assets and no operations.

Short-Term Loans

From September through December 2010, the Company entered into short-term loan agreements in the aggregate amount of US$374,445 (the “Lu Loans”) with Ms. Liu Lu, a third party lender.  The loans accrued interest at a rate of 3% per annum and had a maturity date of December 31, 2010, at which time the principal and interest were due.  If the Company was unable to repay the Lu Loans on December 31, 2010, the Lender had the option to receive payment of the Lu Loans in shares of the Company’s common stock.  Upon failure to repay the Lu Loans, a late charge of 0.1% per day on the amount due was contemplated.  On December 31, 2010, the Lender agreed to extend the Lu Loans through June 30, 2011.  On January 26, 2011, in light of the Company’s financial condition, the Lender forgave and cancelled the Lu Loans and the interest accrued thereon.

From January 2008 through December 2010, Mr. Zhenyu Wang, our chief executive officer and chairman of the board, advanced funds to the Company in the aggregate amount of US$709,587 (the “Wang Loans”).  These advances were non-interest bearing, unsecured and had no fixed repayment terms.  On January 26, 2011, in light of the Company’s financial condition, Mr. Wang forgave and cancelled the Wang Loans.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Share Purchase Agreement dated January 27, 2011, between China INSOnline Corp. and Topology Capital Investment Corporation.
10.2	Loan Agreement dated September 16, 2010 between Ever Trend Investment Limited and Liu Lu.
10.3	Loan Agreement dated October 10, 2010 between Ever Trend Investment Limited and Liu Lu.
10.4	Loan Agreement dated October 16, 2010 between China INSOnline and Liu Lu.
10.5	Loan Agreement dated November 4, 2010 between China INSOnline and Liu Lu.
10.6	Loan Agreement dated December 1, 2010 between China INSOnline and Liu Lu.
10.7	Loan Agreement dated December 20, 2010 between China INSOnline and Liu Lu.
10.8	Extension Agreement dated December 23, 2010.
10.9	Letter of Loan Forgiveness from Ms. Liu Lu dated January 26, 2011.
10.10	Letter of Loan Forgiveness from Mr. Zhenyu Wang dated January 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2011

CHINA INSONLINE CORP.

	By:	/s/ Zhenyu Wang
Name: Zhenyu Wang
Title: Chief Executive Officer